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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Summary Historical and Unaudited Pro Forma Consolidated Financial Data," "Selected Financial Data," and "Experts" and to the use of our reports dated February 24, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-124459) and related Prospectus of Williams Scotsman International, Inc. dated June 10, 2005.

/s/ Ernst & Young LLP

Baltimore, Maryland
    June 6, 2005

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm